                                                                  EXHIBIT 99.4
                         CONSENT OF TRUSTEE NOMINEE

To LaSalle Hotel Properties:

        Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to the references in the Registration Statement of LaSalle Hotel Properties (the "Trust") on Form S-11, and amendments thereto, which indicate that I have accepted a nomination to become a Trustee of the Trust subsequent to the closing of the Trust's initial public offering.



                                                      /s/ Shimon Topor
                                                     --------------------
                                                      Shimon Topor


Dated: March 30, 1998